
                                                                         EXHIBIT 21



                                                                SUBSIDIARIES OF THE REGISTRANT



                                                                                                         State of
                                                                              Percentage of            Incorporation
             Parent                            Subsidiary                        Ownership            or Organization
             ------                            ----------                        ---------            ---------------

SFS Bancorp, Inc.                        Schenectady Federal Savings Bank           100%                 Federal
Schenectady Federal Savings Bank         SSLA Service Corp.                         100%                 New York
